Exhibit 4.21

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 26, 2019  by and between Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), and Consolidated-Tomoka Land Co., a Florida corporation (the “Holder”).

RECITALS

WHEREAS, the Company is effecting an underwritten initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, concurrently with the closing of the IPO, the Holder is purchasing from the Company 394,737 shares of Common Stock (the “Private Placement Shares”) in a separate private placement; and

WHEREAS, the Company desires to grant the Holder the registration rights set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.         Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, shall have the following meanings:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement”  has the meaning set forth in the preamble hereto.

“Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are directed or permitted to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder”  has the meaning set forth in the preamble hereto.

“IPO”  has the meaning set forth in the recitals hereto.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

“Private Placement Shares” has the meaning set forth in the recitals hereto.

“Prospectus” means the prospectus or prospectuses included in the Shelf Registration Statement, including all documents incorporated by reference or deemed to be incorporated by reference therein.

“Registrable Securities” means the Private Placement Shares and any shares of Common Stock issued to the Holder with respect to the Private Placement Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a  registration statement on Form S-3 under the Securities Act (or any successor form thereto) providing for the resale by the Holder from time to time pursuant to Rule 415 of any and all Registrable Securities.

2.         Registration Rights.

(a)        Shelf Registration Statement.  Subject to Section 2(b) hereof, as soon as practicable after the date on which the Company first becomes eligible to register the resale of securities of the Company pursuant to Form S-3 (or any successor form thereto) under the Securities Act, the Company shall file with the SEC the Shelf Registration Statement. Subject to Section 2(b) hereof, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable after the initial filing thereof and to maintain the continuous effectiveness of the Shelf Registration Statement until the earlier  of (i) the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been disposed of by the Holder in accordance with the Shelf Registration Statement and (ii) the date on which all of the Registrable Securities covered by the Shelf Registration Statement are eligible for sale without registration pursuant to Rule 144 without any volume limitations or other restrictions on transfer under paragraphs (c), (e), (f) and (h) of Rule 144.

(b)        Suspension of Offering. The Company may, no more than two times in any twelve-month period, postpone or withdraw for up to 90 days the filing or the effectiveness of the Shelf Registration Statement if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the Company’s board of directors has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective.

3.         Registration Procedures.  The Company shall use commercially reasonable best efforts to effect and maintain the registration of the Registrable Securities and provide for the resale of the Registrable Securities in accordance with the Holder’s intended method of disposition thereof, and pursuant thereto the Company shall:

(a)        prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the Prospectus as may be necessary to keep the Shelf Registration Statement effective and to comply with the requirements of the Securities Act and the rules and regulations of the SEC thereunder in connection with the disposition of the Registrable Securities covered by the Shelf Registration Statement, in each case, for such time as is contemplated in Section 2(a) hereof;

(b)        furnish, without charge, to the Holder such number of copies of the Shelf Registration Statement, each amendment or supplement thereto (in each case including all exhibits) and the Prospectus included in the Shelf Registration Statement (including each preliminary Prospectus), in conformity with the requirements of the Securities Act as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(c)        notify the Holder (i) when the Shelf Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Shelf Registration Statement has been filed and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)        use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement, and, if any such order suspending the effectiveness of the Shelf Registration Statement is issued, use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)        until the sooner of completion, abandonment or termination of the offering or sale of the Registrable Securities contemplated by the Shelf Registration Statement and the expiration of the period during which the Company is required to maintain the effectiveness of the Shelf Registration Statement under Section 2(a), notify the Holder (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Shelf

Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus, as then amended or supplemented, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Shelf Registration Statement would be appropriate or that there exist circumstances not yet disclosed by the Company to the public which make further sales of Registrable Securities under the Shelf Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 3(e), at the request of the Holder, the Company shall prepare, and to the extent the exemption from the prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holder a reasonable number of copies of,  a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or file any other required document so that (1) the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)        use commercially reasonable efforts to cause the Registrable Securities to be listed on the New York Stock Exchange or any other national securities exchange on which the Common Stock is then listed, if the listing of Registrable Securities is then permitted under the rules of the New York Stock Exchange or such other national securities exchange;

(g)        if requested by the Holder, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the Holder’s intended method of distribution of the Registrable Securities as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Shelf Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information (i) that is not required by the Securities Act and SEC rules and regulations thereunder or the Exchange Act and rules and regulations thereunder and (ii) is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company; and

(h)        use commercially reasonable efforts to file such documents as necessary to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder may reasonably request in writing, and use commercially reasonable efforts to keep each such registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers and sales of Registrable Securities are being made by the Holder, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

4.         Obligations of the Holder.  The Holder agrees to cooperate with the Company in connection with the preparation of the Shelf Registration Statement, and the Holder agrees that it will (i) respond within five Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in the Shelf Registration Statement and related Prospectus pursuant to the Securities Act and SEC rules and regulations thereunder and the Exchange Act and SEC rules and regulations thereunder, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be reasonably requested by the Company from time to time in connection with the preparation of, and for inclusion in, the Shelf Registration Statement and related Prospectus.

5.         Registration Expenses.  The Company shall pay all expenses incident to the performance by the Company of its registration obligations under this Agreement, including (i) SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with state securities or “blue sky” laws, (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of the Company’s independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “comfort” letters or any special audits incident to or required by any registration or qualification). The Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of the Holder’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by the Holder pursuant to this Shelf Registration Statement.

6.         Indemnification.

(a)        The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Holder, its officers, directors and Affiliates, employees and agents of the Holder and each Person, if any, who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities, judgments and expenses (including without limitation, the reasonable fees and other expenses incurred in connection with any suit, action, investigation or proceeding or any claim asserted) caused by, arising out of, in connection with or based upon, any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, the Prospectus (including any preliminary Prospectus) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading or any violation or alleged violation by the Company of the Securities Act or the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act, except insofar as the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by the Holder expressly for use therein or caused by the Holder’s failure to deliver to the Holder’s immediate purchaser a copy of the Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holder with a sufficient number of copies of the same.

(b)        In connection with the Shelf Registration Statement, the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the Shelf Registration Statement, the Prospectus (including any preliminary Prospectus) or any amendment therefor or supplement thereto  and the Holder shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates, and each Person who “controls” the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act(excluding the Holder)), against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, the Prospectus (including any preliminary Prospectus) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by the Holder expressly for use therein or caused by the Holder’s failure to deliver to the Holder’s immediate purchaser a copy of the Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holder with a sufficient number of copies of the same.

(c)        Any Person entitled to indemnification hereunder shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnifying party shall assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel per applicable jurisdiction) total for all indemnified parties by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise (1) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim (and all similar claims arising out of the same general allegations) or litigation or (2) which includes any statement of admission of fault, culpability or failure to act by or on behalf of such indemnified party.

(d)        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities or the termination of this Agreement.

(e)        If the indemnification provided for in or pursuant to this Section 6 is unavailable, unenforceable or insufficient to hold harmless any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by each party’s respective intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything herein to the contrary, in no event shall the liability of the Holder be greater in amount than the amount of net proceeds received by the Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or Section 6(b) hereof had been available under the circumstances. The indemnity and contribution agreements contained in this 6 are in addition to any liability which any indemnifying party may otherwise have to the indemnified parties hereunder, under applicable law or at equity.

7.         Rule 144 Compliance; Legend Removal.

(a)        The Company shall use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holder to sell the Registrable Securities pursuant to Rule 144. Subject to Section 7(b) hereof, in connection with any sale, transfer or other disposition by the Holder of any Registrable Securities pursuant to Rule 144, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act restrictive legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as such Holder may reasonably request at least five Business Days prior to any sale of Registrable Securities hereunder.

(b)        The Company, upon the request of the Holder, shall use its commercially reasonable efforts to remove any restrictive legend from the certificates representing the Registrable Securities with respect to the Securities Act and any state securities laws, and to cause the termination of any related stop transfer orders, if (i) the Registrable Securities are eligible for sale without registration pursuant to Rule 144 without any volume limitations or other restrictions on transfer under paragraphs (c), (e), (f) and (h) of Rule 144 and (b) the Holder provides the Company with a representation letter in customary form reasonably sufficient to establish that such limitations and restrictions under paragraphs (c), (e), (f) and (h) of Rule 144 do not apply to the Registrable Securities. The Holder further agrees to indemnify the Company against any loss, cost or expenses, including reasonable expenses and attorney’s fees, incurred as a result of such legend removal on the Holder’s behalf.

8.         Miscellaneous.

(a)        Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier, registered or certified mail, return receipt requested: (i) if to the Company, at the offices of the Company at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, FL 32114, Attention: General Counsel, Fax: (386) 274-1223; and (ii) if to the Holder, at the offices of the Holder at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, FL 32114, Attention: General Counsel, Fax: (386) 274-1223.

(b)        Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)        Specific Performance. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

(d)        Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

(e)        Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f)        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(g)        Governing Law; Jurisdiction. This Agreement, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of

New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Florida or the United States District Court for the Middle District of Florida, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

(h)        Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)         No Third-Party Beneficiaries. Except as may be expressly provided herein (including without limitation Section 6 hereof), this Agreement is intended for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)         Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(k)        Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

ALPINE INCOME PROPERTY TRUST, INC.

By:	/s/ Daniel E. Smith
Name: Daniel E. Smith
Title: Senior Vice President, General Counsel and Corporate Secretary

CONSOLIDATED-TOMOKA LAND CO.

By:	/s/ Daniel E. Smith
Name: Daniel E. Smith
Title: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement]